UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/08/2005

Centene Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-33395

Delaware	42-1406317
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, MO 63105
(Address of Principal Executive Offices, Including Zip Code)

314-725-4477
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 4.01.    Changes in Registrant's Certifying Accountant

On June 8, 2005, based upon the recommendation of and approval by our audit committee and board of directors, we dismissed PricewaterhouseCoopers LLP, or PWC, as our independent registered public accounting firm. Effective June 8, 2005, based upon the recommendation of and approval by our audit committee and board of directors, we engaged KPMG LLP as our new independent registered public accounting firm. Prior to that date, we did not consult with KPMG LLP regarding the application of accounting principles, the type of audit opinion that might be rendered on our financial statements or any other matter that was the subject of a disagreement between PWC and us as described in Item 304(a)(1)(iv) of Regulation S-K.

PWC's reports on our consolidated financial statements for each of the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were those reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2003 and 2004 and through June 8, 2005, we did not have any disagreements with PWC on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure that, if not resolved to PWC's satisfaction, would have caused PWC to make references to the subject matter in connection with PWC's reports on our consolidated financial statements for those years.

In addition, we believe there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S K, for the years ended December 31, 2003 and 2004 and the subsequent interim period ended March 31, 2005.

We have provided PWC with a copy of the foregoing statements and requested that PWC provide us with a letter addressed to the SEC stating whether PWC agrees with the foregoing statements. A copy of PWC's letter, dated as of June 8, 2005, is filed as an exhibit to this current report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

16.1 Letter from PricewaterhouseCoopers LLP

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Centene Corporation

Date: June 08, 2005.	By:	/s/ Michael F. Neidorff
Michael F. Neidorff
Chairman and CEO